UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen Premium Income Municipal Fund 4, Inc. (NPT)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FOR IMMEDIATE RELEASE ATTN: BUSINESS/FINANCIAL EDITORS
MEDIA CONTACT:
KRISTYNA SUJATA
312-917-8343
KRISTYNA.SUJATA@NUVEEN.COM
NUVEEN CLOSED-END FUND PROPOSALS RECEIVE SUPPORT OF LEADING PROXY ADVISORY SERVICE
Fund Shareholders Recommended to Vote in Favor of Proposed Investment Policy Changes to Several National Municipal Bond Funds by Institutional Shareholder Services Inc.
CHICAGO, August 19, 2009 — Nuveen Investments, a leading global provider of investment services to institutions and high-net-worth investors, today announced that Institutional Shareholder Services Inc. (ISS) has recommended that shareholders vote in favor of proposed changes to certain fundamental investment policies of a number of Nuveen national closed-end municipal bond funds. ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.
ISS recommends that each fund’s shareholders vote in favor of the proposed changes at its annual shareholder’s meeting held on Tuesday, July 28, 2009 and adjourned to Tuesday, September 1, 2009. The specific closed-end funds are:

Nuveen Premium Income Municipal Fund, Inc.	(NPI)
Nuveen Performance Plus Municipal Fund, Inc.	(NPP)
Nuveen Insured Municipal Opportunity Fund, Inc.	(NIO)
Nuveen Premier Insured Municipal Income Fund, Inc.	(NIF)
Nuveen Insured Premium Income Municipal Fund 2	(NPX)
Nuveen Municipal Advantage Fund, Inc.	(NMA)
Nuveen Municipal Market Opportunity Fund, Inc.	(NMO)
Nuveen Investment Quality Municipal Fund, Inc.	(NQM)
Nuveen Select Quality Municipal Fund, Inc.	(NQS)
Nuveen Quality Income Municipal Fund, Inc.	(NQU)
Nuveen Premier Municipal Income Fund, Inc.	(NPF)
Nuveen Premium Income Municipal Fund 2, Inc.	(NPM)

Nuveen Premium Income Municipal Fund 4, Inc.	(NPT)
Nuveen Dividend Advantage Municipal Fund	(NAD)
Nuveen Dividend Advantage Municipal Fund 2	(NXZ)
Nuveen Dividend Advantage Municipal Fund 3	(NZF)
Nuveen Insured Quality Municipal Fund, Inc.	(NQI)
Nuveen Municipal High Income Opportunity Fund	(NMZ)
Nuveen Insured Dividend Advantage Municipal Fund	(NVG)
Each fund’s Board of Trustees has recommended that shareholders vote in favor of implementing the changes to investment policies in order to help provide the fund with:
•	enhanced ability to meet investment objectives while maintaining the quality orientation of fund’s investment portfolio;

•	increased flexibility in diversifying portfolio risks and managing duration to help sustain and build net asset value;

•	improved secondary market competitiveness that may lead to a higher relative market price and/or stronger premium/discount performance; and

•	for the insured funds only, increased flexibility to respond to on-going developments in the bond insurance market.
Investors who have not mailed in their proxy and wish to vote via the Internet may download their fund’s proxy statement and vote their proxy online. To vote over the internet, investors should go to www.proxyweb.com if they received their proxy materials directly from Nuveen. Investors who received their proxy material from their Financial Advisor should go to www.proxyvote.com. In both cases, investors should enter the control number provided with their Notice of Annual/Special Meeting of Shareholders, and follow the proxy voting instructions. Additionally, shareholders who wish to vote by telephone should call the toll-free number located on their proxy card and follow the recorded instructions, using their proxy card as a guide.
For more information on these proposals and other Nuveen closed-end funds, please visit www.nuveen.com/cef.
Nuveen Investments provides high quality investment services designed to help secure the long-term goals of institutions and high net worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of HydePark, NWQ, Nuveen, Santa Barbara, Symphony, Tradewinds and Winslow Capital. In total, the Company managed $128 billion of assets on June 30, 2009. For more information, please visit the Nuveen Investments website at www.nuveen.com.
###

 2